CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of the Pre-Effective Amendment No. 5 to Form S-1 of Rightscorp, Inc. of our report dated March 9, 2015, relating to our audit of the December 31, 2014 consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ HJ Associates & Consultants, LLP

Salt Lake City, Utah

April 25, 2016